RESTRICTED STOCK AWARD AGREEMENT

            This RESTRICTED STOCK AWARD AGREEMENT, dated as of August 19, 2004, is made by and between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and Shlomie Morgenstern (the "Grantee").

                              Preliminary Statement

            Pursuant to Section 8 of the Company's 1994 Stock Incentive Plan, as amended to date (the "Plan") and Section 5(f)(i) of the Employment Agreement, dated as of January 1, 2004 and executed on August 19, 2004, between the Grantee, Databit Inc. (a wholly-owned subsidiary of the Company ("Databit") and the Company (the "Employment Agreement"), the Board of Directors of the Company (the "Board") has authorized the granting to the Grantee of 195,000 shares of the Company's Restricted Stock (as defined in the Plan), subject to the restrictions, terms and conditions set forth herein, in the Plan and in the Employment Agreement. The parties hereto desire to enter into this Agreement in order to set forth the terms of such grant.

            Accordingly, the parties hereto agree as follows:

            1. Award of Shares. Subject to the Plan and the terms and conditions of this Agreement and the Employment Agreement, the Company hereby grants to the Grantee 195,000 shares of Restricted Stock (the "Award").

            2. Plan Governs Terms of Award. The Award is subject in all respects to the terms and conditions of the Employment Agreement and the Plan. A copy of the Plan is available from the Secretary of the Company.

            3. Vesting of Shares. Subject to Paragraphs 4, 5 and 8 hereof, the Grantee's ownership of the Restricted Shares shall vest as follows:

            (a) 100,000 Restricted Shares shall vest as of the date hereof immediately upon the execution of this Agreement by the Company and the Grantee;

            (b)   31,666 Restricted Shares shall vest on August 18, 2006;

            (c)   31,667 Restricted Shares shall vest on August 18, 2007; and

            (d) 31,667 Restricted Shares shall vest on August 18, 2008 ("Final Vesting Date").

            4. Forfeiture of Restricted Stock. Subject to the further provisions of this Agreement, if at any time prior to the Final Vesting Date, the Grantee's employment with Databit terminates for "Cause" (as defined in Section 7 of the Employment Agreement), the Grantee shall forfeit all of the unvested shares of Restricted Stock granted hereby, and shall repay any dividends previously paid to the Grantee with respect to such unvested shares.

            5. Acceleration of Vesting of Restricted Stock. In the event that the Grantee's employment with Databit is terminated (i) pursuant to Section 6 of the Employment Agreement, or (ii) upon the non-renewal of the Employment Agreement (whether after the Initial Term or any Renewal Term (as each such term is defined in the Employment Agreement)), then all unvested shares of Restricted Stock shall immediately vest upon such termination. Anything in this Paragraph 5 and the Employment Agreement to the contrary notwithstanding, all unvested shares of Restricted Stock shall immediately vest upon the occurrence of a Change of Control (as defined in Section 6(c) of the Employment Agreement) of the Company or Databit.

            6. Taxes. To the extent that the Award is subject to Federal income tax and as permitted under applicable law, pursuant to Section 12(e) of the Plan, the Grantee may elect to satisfy his withholding obligation by forfeiture of a portion of the Award or surrender of previously owned shares.

            7. Voting; Dividends. The Grantee shall have the same rights with respect to the Restricted Stock as holders of unrestricted Common Stock of the Company as to voting. The Grantee shall be eligible to receive dividends or other distributions, when and if declared or paid by the Company, on all of the shares granted hereby, regardless of vesting, on the same basis as holders of unrestricted Common Stock; provided that the Grantee shall be required to repay or return any distributions with respect to any Restricted Stock forfeited pursuant to Paragraph 4 hereof.

            8. Other Acceleration of Vesting. Notwithstanding the provisions of paragraphs 4 and 5 hereof, the Board shall have the authority to accelerate the vesting of any or all of the shares of Restricted Stock granted hereby upon the occurrence of circumstances determined by the Board, in its sole discretion, to warrant such acceleration.

            9. Restriction on Transfer. This Award may not be assigned or transferred except (i) by will or the law of descent and distribution or (ii) if the transferee or assignee acknowledges in writing that he or she is taking such shares subject to the restrictions described herein.

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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.

                                      DATA SYSTEMS & SOFTWARE INC.


                                      By /s/ Yacov Kaufman
                                        ----------------------------------------
                                        Yacov Kaufman
                                        Vice President and
                                        Chief Financial Officer

                                      GRANTEE:

                                      /s/ Shlomie Morgenstern
                                      ------------------------------------------
                                      Shlomie Morgenstern


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